                                                                    Exhibit 23.1


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-32400, 333-89495, 333-89497, 333-67089 and 333-45375) and the
Registration Statement (Form S-3/A, No. 333-84841) of Corixa Corporation of our report dated January 27, 2000, with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. for the year ended December 31, 1999 included in Corixa Corporation's Current Report on Form 8-K dated December 22, 2000, filed with the Securities and Exchange Commission.


                                                          Ernst & Young LLP


Palo Alto, California
December 28, 2000